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                                                                  Exhibit (i)(2)




                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees of
   BB&T Funds:


We consent to use of our report dated November 17, 2000 for the BB&T Funds incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information included herein.



/s/ KPMG LLP


Columbus, Ohio
January 24, 2001